PROMISSORY NOTE

Dated as of September 12, 2011

FOR VALUE RECEIVED, Q Lotus Holdings, Inc., a Nevada corporation (“Obligor”), hereby acknowledges receipt of One Hundred Twenty Five Thousand Dollars ($125,000) (“Proceeds”) provided by Timothy Bellcourt (“Payee”) and promises to pay to the order of Payee or his assigns the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) due on March 7, 2012.  All payments due hereunder shall be made to Payee at the address provided below for notice in lawful money of the United States of America.

1. Payment Terms.  Obligor promises to pay Payee two hundred fifty thousand dollars ($250,000) on or before March 7, 2012.  No monthly payments will be required on this Note.

2. Prepayment. This Note may be prepaid at anytime, in whole or in part, without penalty.

3. Right To Demand:  In the event that the pending Q Lotus transaction with AMDG International and SUNESKO is not consummated within sixty (60) days of the date of this agreement, Payee will have the right to demand payment of their original one hundred twenty five thousand dollars ($125,000).  In the event that Obligor is unable to repay the original amount in cash, then Obligor will provide Payee with Q Lotus Holdings, Inc. Company Stock.  The amount of Company Stock issued to Payee will have the equivalent market value equal to one hundred twenty five thousand ($125,000) US Dollars based on the closing price of the Company Stock on the date of such issuance.

4. Obligor Waiver. Obligor waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on the Note, Payee or its assignee need not file the original of the Note, but need only file a photocopy of the Note certified by Payee or such assignee to be true and correct copy of this Note. No delay on the part of Payee in exercising any right under this Note or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of Payee under this Note operate as a waiver of any other rights.

5. Default. It shall be an “Event of Default” hereunder upon (i) the failure by Obligor to pay any amount as and when due hereunder, time being of the essence; or (ii) any assignment for the benefit of creditors of, or the commencement of any bankruptcy, receivership, insolvency, reorganization, dissolution, termination, or liquidation proceedings by or against the Obligor, which is not dismissed within thirty (30) days of the filing of the same; or (iii) breach by Obligor of any of the other provisions of the Note. Upon the occurrence of the Event of Default, notwithstanding any provision herein to the contrary, the outstanding indebtedness evidenced by this Note, together with all accrued interest shall be immediately due and payable, without notice to or demand upon Obligor, and Payee may exercise all of its rights and remedies reserved to it herein or available under applicable law.

6. Application of Payments. Obligor waives the right to direct the application of any and all payments at any time or times hereafter received by Payee, and Obligor agrees that Payee shall have the continuing exclusive right to apply and reapply such payments in any manner Payee may deem advisable, notwithstanding any entry by Payee upon its books.

7. Captions. Any headings or captions in this Note are inserted for convenience of reference only. Such headings or captions shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

8. Payment of Costs. Obligor hereby expressly agrees that upon the occurrence of any Event of Default under this Note, Obligor will pay to Payee, on demand, all costs of collection and enforcement of every kind including (but not limited to) all reasonable attorneys’ fees, court costs, and other costs and expenses of every kind incurred by Payee in connection with the enforcement hereof, whether or not any lawsuit is filed with respect thereto.

9. Notices. Notice shall be deemed given hereunder when sent by commercial courier and received at recipient’s address, or when sent by overnight delivery by a commercial delivery service or via the US Postal Service on the date delivered to recipient’s address, or when sent by fax, on the day transmitted provided the facsimile machine produces a record of such transmission in the normal course of operation, in each case addressed to the recipient at the address appearing below or to such address of which one party notifies the other in accordance with the terms of this Paragraph:

If to Payee:	Timothy Bellcourt
710 E. Ogden Avenue, Suite 500
Naperville, IL  60563

If to Obligor:	Q Lotus Holdings, Inc.
500 N Dearborn St, Suite 605
Chicago, IL 60654
Attn: Gary Rosenberg

10. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

11. Governing Law and Jurisdiction. This Note has been executed and delivered at Chicago, Illinois, and shall be governed by and construed in accordance with the internal laws (and not the choice of laws) of the State of Illinois.  Any dispute with respect to the subject matter hereof shall be submitted to the Circuit Court of Cook County, Illinois, or the United States District Court located in Cook County, Illinois, in either case located in downtown Chicago, Illinois, wherein jurisdiction and venue shall lie exclusively.

12. Severability. In the event any one or more of the provision of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then, and in either of such events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect.

13.           Business Loan. Obligor hereby represents and warrants that the purpose of the loan evidenced by this Note is for the business of Obligor and not for any consumer purposes whatsoever and that the fees and charges contemplated hereby, (i) is a business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) is an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this Note or the Obligor. In the event that this Note shall be construed to require the payment of interest in excess of the maximum amount permissible under applicable law, then Obligor’s obligations hereunder shall, automatically and retroactively, be deemed reduced to the highest maximum amount permissible under applicable law.

14. Confessions of Judgment. The Obligor hereby waives presentment, dishonor, protest and demand, diligence, notice of protest, demand and of dishonor, and any other notice otherwise required to be given under the law in connection with the delivery, acceptance, performance or default of this Notice, and expressly agrees that this Notice or any payment hereunder may be extended or subordinated, by forbearance or otherwise, from time to time, without in any way affecting the liability of the Obligor. No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Notice, shall be valid and binding unless in writing and signed by the Obligor and the holder thereof.

15. Representation of Counsel. Obligor hereby represents and warrants that it has consulted and conferred with competent legal counsel of its choice before executing this Note. Obligor further represents and warrants that it has read and understood the terms of this Note and intends to be bound hereby.

16. Waiver of Jury Trial.  OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. OBLIGOR HEREBY EXPRESSLY ACKNOWLEDGES THIS WAIVER IS A MATERIAL, INDUCEMENT FOR PAYEE TO ACCEPT THIS NOTE AND TO MAKE THE LAON EVIDENCED HEREBY.

OBLIGOR: Q Lotus Holdings, Inc., a Nevada corporation

By: /S/ Gary Rosenberg Gary Rosenberg, CEO

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